Exhibit 4.11

THIS NINTH SUPPLEMENTAL INDENTURE dated as of the 14th day of February, 2025

BETWEEN:

ENBRIDGE INC. (formerly IPL Energy Inc.), a corporation continued under the laws of Canada and having its head office at Calgary, Alberta

(hereinafter the “Corporation”)

OF THE FIRST PART

-and-

COMPUTERSHARE TRUST COMPANY OF

CANADA, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada

(hereinafter the “Trustee”)

OF THE SECOND PART

WHEREAS by a trust indenture dated as of October 20, 1997 between the Corporation and the Trustee (which trust indenture and the supplemental indenture to such trust indenture dated as of November 28, 2001, the second supplemental indenture to such trust indenture dated as of December 21, 2011, the third supplemental indenture to such trust indenture dated as of September 26, 2017, the fourth supplemental indenture to such trust indenture dated as of April 12, 2018, the fifth supplemental indenture to such trust indenture dated as of June 20, 2019, the sixth supplemental indenture to such trust indenture dated as of January 19, 2022, the seventh supplemental indenture to such trust indenture dated as of September 29, 2023, and the eighth supplemental indenture to such trust indenture dated as of September 29, 2023 are herein collectively referred to as the “Trust Indenture”) provision was made for the creation and issuance by the Corporation of Debentures;

AND WHEREAS Section 14.1 of the Trust Indenture provides that from time to time the Corporation, when authorized by a resolution of the directors, and the Trustee may, subject to the provisions of the Trust Indenture, and they shall, when so directed by the Trust Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental to the Trust Indenture, which thereafter shall form part of the Trust Indenture, for any one or more of the purposes set out in Section 14.1 of the Trust Indenture, including any modifications in the form of the Debentures which do not affect the substance thereof;

AND WHEREAS pursuant to the terms of the Trust Indenture, the Corporation desires to make certain amendments to the Trust Indenture to permit the issuance of Debentures in uncertificated form;

LEGAL_CAL:18436375.2

AND WHEREAS this Ninth Supplemental Indenture is herein referred to as the “Ninth Supplemental Indenture” and is executed and delivered pursuant to the authorization of the directors of the Corporation;

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE

WITNESSES that, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

ARTICLE 1 INTERPRETATION

1.1
Definitions

In this Ninth Supplemental Indenture, unless there is something in the subject matter or context inconsistent therewith:

“this Ninth Supplemental Indenture”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this Ninth Supplemental Indenture and not to any particular article, section, subdivision or other portion hereof; and

“Trust Indenture” has the meaning ascribed to such term in the first recital to this Ninth Supplemental Indenture.

1.2
Incorporation of Certain Definitions

All terms contained in this Ninth Supplemental Indenture which are defined in the Trust Indenture, as supplemented and amended to the date hereof, shall, for all purposes hereof, have the meanings given to such terms in the Trust Indenture, as so supplemented and amended, unless otherwise defined herein or unless the context otherwise specifies or requires.

1.3
Interpretation
(a)
The division of this Ninth Supplemental Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Ninth Supplemental Indenture.
(b)
Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

ARTICLE 2

AMENDMENTS TO THE TRUST INDENTURE

The Trust Indenture shall be amended as follows:

(a)
The third recital shall be amended by deleting the word “certified” and replacing it with the phrase “Authenticated (as defined herein)”.

(b)
The following defined terms shall be inserted in Section 1.1 in the appropriate alphabetical order:

“Authenticated” means: (a) with respect to the issuance of a certificated Debenture, one which has been duly signed by an authorized officer of the Corporation or on which the signature of an authorized officer of the Corporation has been printed, lithographed or otherwise mechanically reproduced and authenticated by signature of an authorized officer of the Trustee; and (b) with respect to the issuance of an uncertificated Debenture, one in respect of which the Trustee has completed all Internal Procedures such that the particulars of such uncertificated Debenture are entered in the register of holders of Debentures, and “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings.

“Internal Procedures” means, in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the registers referred to in Sections 3.1, 3.2 and 3.3 hereof at any time, the Trustee’s internal procedures customary at such time in order to complete (or cause the completion of) such entry, change or deletion.

(c)
The definition of “Debentures” in Section 1.1 shall be deleted in its entirety and replaced with the following:

““Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and Authenticated hereunder, or deemed to be issued and Authenticated hereunder, including, without limitation, the Medium Term Notes, and for the time being outstanding, whether certificated or uncertificated or in definitive or interim form, and without limiting the generality of the foregoing:

(a)
“coupon Debentures” means Debentures which are issued with interest coupons attached thereto;
(b)
“coupons” means the interest coupons attached or appertaining to coupon Debentures;
(c)
“fully registered Debentures” means Debentures without coupons registered as to both principal and interest;
(d)
“global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.7 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system (in certificated or uncertificated form);
(e)
“registered Debentures” where not qualified by other words means fully registered Debentures, coupon Debentures registered as to principal only and non-interest bearing Debentures registered as to principal; and
(f)
“unregistered Debentures” means Debentures which are not registered Debentures.”

(d)
Section 1.2 shall be amended by deleting the word “certified” and replacing it with the word “Authenticated”.
(e)
Article 2 shall be deleted in its entirety and replaced with the following:

“ARTICLE 2 THE DEBENTURES

2.1
Limit of Debentures

The aggregate principal amount of Debentures which may be Authenticated and delivered under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2
Terms of Debentures of any Series

The Debentures may be issued in one or more series and the Debentures of each such series shall rank equally and pari passu, except as to sinking fund, purchase fund, amortization fund or analogous provisions (if applicable), with all other unsecured and unsubordinated debt of the Corporation. There shall be established herein or in or pursuant to one or more resolutions of the directors (and to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)
the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;
(b)
any limit upon the aggregate principal amount of the Debentures of the series that may be Authenticated and delivered under this Indenture (except for Debentures Authenticated and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.10, 2.11, 3.2 or 3.3);
(c)
the date or dates on which the principal of the Debentures of the series is payable;
(d)
the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;
(e)
the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;
(f)
the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;
(g)
the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(h)
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;
(i)
any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;
(j)
any other events of default or covenants with respect to the Debentures of the series;
(k)
whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any person;
(l)
the form and terms of the Debentures of the series, including, without limitation, if the Debentures of the series shall be in registered and/or bearer form and if the Debentures of the series shall be in certificated or uncertificated form;
(m)
if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more global Debentures and, in such case, the Depository or Depositories for such global Debentures in whose name the global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.10 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such global Debenture may be exchanged for coupon Debentures or fully registered Debentures, or transferred to and registered in the name of a person other than the Depository for such global Debentures or a nominee thereof;
(n)
if other than Canadian currency, the currency in which the Debentures of the series are issuable; and
(o)
any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors (including in an Officers’ Certificate) or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the directors (including in an Officers’ Certificate) or in an indenture supplemental hereto.

2.3
Form of Debentures

The Debentures may be issued in certificated or uncertificated (electronic) form. The Debentures of each series that are issued in certificated form shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the directors (as set forth in a resolution of the directors or to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon, or be deemed to bear, such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or the Depository or to conform to general usage, all as may be determined by the officer executing such Debentures, if applicable, as conclusively evidenced by their execution of such Debentures, if applicable.

2.4
Form and Terms of Medium Term Notes

The first series of Debentures authorized for issue immediately and from time to time hereunder is unlimited as to aggregate principal amount and shall be designated as “Medium Term Notes” and shall have the following terms, conditions and attributes:

(a)
Date and Interest. Each Medium Term Note shall be dated as of the date and shall bear interest (if any) at the rate (either fixed or floating) determined by the Corporation at the time of issue. Interest, if any, shall be payable on the dates determined by the Corporation at the time of issue, at the rate per annum so determined and as well after as before maturity and after default with interest on overdue interest at the same rate, computed in the same manner as interest on the original principal, from its due date until actual payment.
(b)
Maturity. Each Medium Term Note shall mature on the date determined by the Corporation at the time of issue, provided such date shall be not earlier than one year from the date of issue.
(c)
Denominations. Medium Term Notes shall be issued in such denominations as may be determined by the Corporation at the time of issue.
(d)
Currency. The Medium Term Notes shall be issued and payable in such currency or currency unit as is determined by the Corporation at the time of issue.
(e)
Form. Each Medium Term Note shall be issued as a fully registered Debenture. In the case of certificated Medium Term Notes, such Medium Term Notes shall be issued in substantially the form set out in Article 15 hereof, with such appropriate additions and variations as shall be required and shall bear such distinguishing letters and numbers as the Trustee shall approve or in such other form or forms as may, from time to time, be approved by or pursuant to a resolution of the directors or an Officers’ Certificate.
(f)
Place of Payment. Payments of interest on each interest bearing Medium Term Note shall be made by cheque dated as of the applicable Interest Payment Date made payable to, and mailed to the address of, the holder appearing on the registers maintained by the Trustee at the close of business on the seventh Business Day prior to the applicable Interest Payment Date. Payment of principal at maturity will be made at any one of the principal offices of the Trustee in the cities of Calgary, Montreal, Toronto or Vancouver against surrender of the Medium Term Note. If the due date for payment of any amount of principal or interest on any Medium Term Note is not, at the place of payment, a business day (being a day other than Saturday, Sunday, or a day on which financial institutions at the place of payment are authorized or obligated by law or regulation to close) such payment will be made on the next business day at such place and the holder of such Medium Term Note shall not be entitled to any further interest or other payment in respect of such delay; provided that payment on a Medium Term Note may be made in any other manner acceptable to the Corporation and the holder of such Medium Term Note.
2.5
Authentication and Delivery of Medium Term Notes
(1)
The Corporation may from time to time request the Trustee to Authenticate and deliver Medium Term Notes by delivering to the Trustee the documents referred to below in this Section 2.5(1) whereupon the Trustee shall Authenticate such Medium Term Notes and cause the same to be delivered in accordance with the Written Order of the Corporation or other procedures referred to below or pursuant to such additional other procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation. In Authenticating such Medium Term Notes the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:
(a)
a Written Order of the Corporation requesting the Authentication and delivery of Medium Term Notes, specifying the date of issue, principal amount, currency or currency unit (if in other than Canadian dollars), maturity date, interest rate (if any), denominations, manner of calculation of interest (if any), Interest Payment Dates (if any), place of delivery for each such Medium Term Note and any other terms of the Medium Term Notes; provided that the requirements of this paragraph may also be fulfilled by delivering to the Trustee for Authentication the forms of Medium Term Notes duly completed with such particulars and by specifying in such Written Order of the Corporation the serial numbers or other identifying numbers and denominations of such Medium Term Notes; and further provided that the requirements of this Section 2.5(1) may also be fulfilled pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation;

(b)
an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Medium Term Notes have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and
(c)
an Officers’ Certificate certifying that the Corporation is not in default under this Indenture and that the terms and conditions for the Authentication and delivery of Medium Term Notes (including those set forth in Section 10.4) have been complied with, subject to the delivery of any documents or instruments specified in such Officers’ Certificate.
(2)
Notwithstanding the provisions of this Section 2.5, delivery to the Trustee of the opinion referred to in paragraph (b) of Section 2.5(1) shall only be required to be made prior to the Authentication and delivery of the first Medium Term Note issued pursuant to this Indenture and shall not be required to be delivered to the Trustee prior to the Authentication and delivery of any subsequent Medium Term Notes issued pursuant to this Indenture.
2.6
Authentication and Delivery of Additional Debentures

The Corporation may from time to time request the Trustee to Authenticate and deliver Additional Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.6 whereupon the Trustee shall Authenticate such Debentures and cause the same to be delivered in accordance with the Written Order of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Order of the Corporation and procedures. If provided for in such procedures, such Written Order of the Corporation may authorize Authentication and delivery pursuant to oral instructions from the Corporation, which instructions shall be promptly confirmed in writing. In Authenticating such Debentures the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)
a Certified Resolution, Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;
(b)
a Written Order of the Corporation requesting Authentication and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:
(i)
such Written Order of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Debentures of such series for Authentication and delivery,
(ii)
the Trustee shall Authenticate and deliver Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Order of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation,
(iii)
the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Debentures of such series shall be determined by a Written Order of the Corporation or pursuant to such procedures, and
(iv)
if provided for in such procedures, such Written Order of the Corporation may authorize Authentication and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;
(c)
an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and
(d)
an Officers’ Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the Authentication and delivery of Additional Debentures (including those set forth in Section 10.4) have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate and that no Event of Default will exist upon such Authentication and delivery.
2.7
Issue of Global Debenture
(1)
The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Order of the Corporation

delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute, if applicable, and the Trustee shall Authenticate and deliver one or more global Debentures that shall:

(a)
represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more global Debentures;
(b)
be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and
(c)
bear, or in the case of an uncertificated global Debenture, be deemed to bear, a legend substantially to the following effect:

“This Debenture is a global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(2)
Each Depository designated for a global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debentures, and under any other applicable legislation.
(3)
In the event the Corporation, the Trustee or any registrar are required or permitted to take any action in respect of the issuance, execution, Authentication, confirmation, settlement, registration, deposit, transfer or exchange of any global Debenture (whether upon original issuance, in connection with a partial redemption or otherwise), to the extent the applicable provisions of this Trust Indenture conflict with or are inconsistent with the rules, procedures or requirements of the Depository in effect at the time of such action (the “Depository Procedures”) (and provided such rules, procedures or requirements are consistent, in the reasonable opinion of the Corporation as evidenced in an Officer’s Certificate, with customary practice at such time) in respect of the issuance, execution, Authentication, confirmation, settlement, registration, deposit, transfer or exchange of global Debentures, the Corporation, Trustee and any registrar shall be permitted to comply with such Depository Procedures and shall not be in default of this Trust Indenture solely as a result thereof.
2.8
Execution of Debentures

Any certificate representing Debentures shall be signed (either manually or by facsimile or other electronic signature) by any one authorized officer of the Corporation holding office at the time of signing and any coupons shall be signed by the said officer. A facsimile or other electronic signature upon a Debenture or a coupon shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile or other electronic format, appears on a Debenture or a coupon as such officer may no longer hold such office at the date of the Debenture or coupon or at the date of the Authentication and delivery thereof, such Debenture or coupon shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.9
Authentication
(1)
No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until:
(a)
in the case of certificated Debentures, such Debenture has been Authenticated by or on behalf of the Trustee substantially, in the case of certificated Medium Term Notes, in the form of the certificate set out in Article 15 hereof, and, in any other case, in the form established pursuant to Section 2.3 hereof and approved by the Trustee, and such Authentication by the Trustee upon any Debenture shall be conclusive evidence that such Debenture has been duly issued and is a valid obligation of the Corporation and that the holder is entitled to the benefits of this Indenture; or
(b)
in the case of uncertificated Debentures, such Debentures shall, for all purposes of this Indenture, be deemed to have been duly Authenticated by or on behalf of the Trustee if the Trustee has, in respect of such Debentures, completed all Internal Procedures such that the particulars of such Debentures as required by Sections 3.1, 3.2 and 3.3, as applicable, are entered into the applicable register referred to in such Sections; and such Authentication shall be conclusive evidence, and the only evidence, that such uncertificated Debentures have been duly Authenticated and issued and that the holder thereof is entitled to the benefits of this Indenture.
(2)
The Authentication by the Trustee of Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due Authentication thereof and any other warranties implied by law) and the Trustee shall in no respect be liable or answerable for the use made of any Debenture or proceeds thereof.
2.10
Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee Authenticate in lieu thereof interim Debentures, with or without coupons, in such forms and in such denominations and signed, if applicable, in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute, if applicable, and the Trustee Authenticate a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and Authenticated, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debenture holders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debenture, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same together with all unmatured coupons, if any, appertaining thereto. No charge shall be made by the Corporation or the Trustee to the holders of such interim Debentures or certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates without coupons shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.11
Issue of Substitutional Debentures

In case any of the certificated Debentures issued and Authenticated hereunder or coupons appertaining thereto shall become mutilated or be lost, destroyed or stolen, the Corporation in its discretion may issue, and thereupon the Trustee shall Authenticate and deliver, a new Debenture or coupon of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or coupon or in lieu of and in substitution for such lost, destroyed or stolen Debenture or coupon and the substituted Debenture or coupon shall be in a form approved by the Trustee (in either certificated or uncertificated form) and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures or coupons issued or to be issued hereunder. The applicant for a new Debenture or coupon shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture or coupon so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.12
Pledge and Re-Issue of Debentures

Provided the Corporation is not at the time in default hereunder, all or any of the Debentures may be pledged, hypothecated or charged from time to time by the Corporation as security for advances or loans to or for Indebtedness or other obligations of the

Corporation, provided that the principal amount of the advances, loans, Indebtedness or other obligations so secured is initially not less than one hundred per cent (100%) of the principal amount of Debentures so pledged, hypothecated or charged in respect thereof, and, when redelivered to the Corporation or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, Indebtedness or obligations, together with all or any of the Debentures which pursuant to any provision of the Debentures may be purchased in the market or by tender or by private contract, may be held by the Corporation for such period or periods as it deems expedient and shall (except when acquired pursuant to any provision of the Debentures or of this Indenture or pursuant to a resolution of the directors which provision or resolution requires cancellation and retirement of such Debentures so acquired) while the Corporation remains in possession thereof be treated as unissued Debentures and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when the Corporation may think fit, and all such Debentures so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debentures issued hereunder.

2.13
Commencement of Interest
(1)
Coupon Debentures shall bear interest from their date of issuance. The coupons, if any, matured at the date of delivery by the Trustee of any coupon Debentures shall be detached therefrom and cancelled before delivery, unless such Debenture is being issued in exchange or in substitution for another Debenture (whether in interim or definitive form) and such matured coupons represent unpaid interest to which the holder of such exchanged or substituted Debenture is entitled.
(2)
All fully registered Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series and date of maturity, whichever shall be the later, or, in respect of Medium Term Notes or other Debentures subject to a Periodic Offering, from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, whichever shall be the later; provided that, in respect of the first interest payment after the original issuance thereof, each Debenture or Medium Term Note or other Debenture subject to a Periodic Offering, as the case may be, shall bear interest from the later of the date of such Debenture and the last Interest Payment Date preceding the issuance of such Debenture.
(3)
Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. With respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.14
Debentures to Rank Pari Passu

All Debentures shall rank pari passu without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund, purchase fund, amortization fund or analogous provisions (if any) applicable to different series and to the provisions of Section 5.3.”

(f)
Section 3.6 shall be deleted in its entirety and replaced with the following:

“3.6 Registers Open for Inspection

The registers referred to in Sections 3.1, 3.2 and 3.3 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debenture holder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers or other identifying numbers of the Debentures held by each such holder.”

(g)
Section 3.7 shall be deleted in its entirety and replaced with the following:

“3.7 Exchanges of Debentures

(1)
Subject to Section 3.8, Debentures in any authorized form or denomination, other than global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.
(2)
Debentures of any series may be exchanged only at the principal office of the Trustee in the City of Calgary or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons, if any, and all matured coupons, if any, in default pertaining thereto. The Corporation shall execute, if applicable, and the Trustee shall Authenticate all Debentures necessary to carry out exchanges as aforesaid. All Debentures and coupons surrendered for exchange shall be cancelled.
(3)
Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.
(4)
The transferee of a fully registered Debenture, other than a global Debenture, shall be entitled, if such series provides for the issue of coupon Debentures, on request, to receive a coupon Debenture or Debentures, upon such transfer without the prior issue to such holder of a fully registered Debenture.”

(h)
Section 4.2 shall be deleted in its entirety and replaced with the following:

“4.2 Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures so to be redeemed shall be selected by the Trustee

(i)
in the case of fully registered Debentures, on a pro rata basis to the nearest multiple of

$1,000 in accordance with the principal amount of the Debentures registered in the name of each holder, or (ii) by lot in such manner as the Trustee may deem equitable. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the redemption price, the Corporation shall execute, if applicable, and the Trustee shall Authenticate and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures (in either certificated or uncertificated form) for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a global Debenture, the Depository shall make notations on the global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.”

(i)
Section 10.4 shall be deleted in its entirety and replaced with the following:

“10.4 Evidence

(1)
The Corporation shall furnish to the Trustee forthwith evidence of compliance with the conditions precedent provided for in this Indenture relating to the issue, Authentication and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation. Such evidence shall consist of (i) a statutory declaration or an Officers’ Certificate stating that such conditions precedent have been complied with in accordance with the terms of this Indenture and (ii) in the case of conditions precedent, compliance with which are by this Indenture subject to review or examination by Counsel, an opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Indenture. Whenever such evidence relates to a matter other than the issue, Authentication and delivery of Debentures and the satisfaction and discharge of this Indenture, such evidence may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, but if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration or a certificate.

(2)
Evidence furnished to the Trustee under this Section 10.4 shall include (i) a statement by the person giving the evidence declaring that such person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given, (ii) a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based and (iii) a statement declaring that, in the belief of the person giving the evidence, such person has made such examination or investigation as is necessary to enable such person to make the statements or give the opinions contained or expressed therein.”
(j)
Section 11.5(a) shall be amended by deleting the phrase “in the certificate of the Trustee on the Debentures” and replacing it with the phrase “by the Authentication by the Trustee of the Debentures.”
(k)
Section 15.1 shall be deleted in its entirety and replaced with the following:

“15.1 Form of Medium Term Notes

The form of the certificated Medium Term Notes referred to in Section 2.4 shall be substantially as set forth in Schedule A to the Ninth Supplemental Indenture.”

(l)
The form of the certificated Medium Term Notes referred to in Sections 2.4 and 15.1 of the Indenture, as amended by this Ninth Supplemental Indenture, shall be substantially in the form attached hereto as Schedule A.

ARTICLE 3 MISCELLANEOUS

3.1
Relationship to Trust Indenture

The Ninth Supplemental Indenture is a supplemental indenture within the meaning of the Trust Indenture. The Trust Indenture, as supplemented and amended by this Ninth Supplemental Indenture, is in all respects ratified, confirmed and approved and, as supplemented and amended by this Ninth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

3.2
Acceptance of Trust

The Trustee hereby accepts the trusts in this Ninth Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

3.3
Modification of Trust Indenture

Except as expressly modified by this Ninth Supplemental Indenture, the provisions of the Trust Indenture shall continue to apply to each security issued thereunder.

3.4
Enurement

This Ninth Supplemental Indenture shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

3.5
Governing Law

This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.

3.6
Counterparts

This instrument may be executed in any number of counterparts (including counterparts by facsimile or other electronic means), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3.7
Trustee Makes No Representation

The recitals contained herein are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Ninth Supplemental Indenture.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this Ninth Supplemental Indenture as of the date first written above.

ENBRIDGE INC.

By: /s/ “Jonathan E. Gould”

Name: Jonathan E. Gould

Title: Vice President, Treasury, Risk & Pensions

By: /s/ “David Taniguchi”

Name: David Taniguchi

Title: Vice President, Legal & Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF

CANADA, as Trustee

By: /s/“Rubab Mehdi”

Name: Rubab Mehdi

Title: Corporate Trust Officer

By: /s/ “Corentin Leverrier”

Name: Corentin Leverrier Title: Corporate Trust Officer

[Signature Page to Ninth Supplemental Indenture]

SCHEDULE A

FORM OF MEDIUM TERM NOTES

See attached.

[Add the following legend to any global Debenture issued in the name of CDS & CO., as Depository: Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to Enbridge Inc. (the “Issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON

IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.]

No. [●] $[●]

ENBRIDGE INC.

(Incorporated under the laws of Canada) (constituée en vertu des lois du Canada)

CUSIP/ISIN [●]/ [●]
MEDIUM TERM NOTE		BILLET À MOYEN TERME
Principal Sum:	$[●]	Capital :	[●]$
Issue Date:	[●], [●]	Date d’émission :	[●]
Maturity Date:	[●], [●]	Date d’échéance :	[●]
Interest Rate Per Annum:	[●]%	Taux d’intérêt annuel :	[●]%
Interest Payment Date(s):	[●] and [●],	Date(s) de paiement d’intérêt :	[●] et [●],
	commencing [●].		à compter du [●].

Enbridge Inc. (the “Corporation”), for value received, promises to pay to or to the order of

Enbridge Inc. (la « société »), valeur reçue, promet de payer à

on the maturity date above in accordance with the provisions of the Indenture hereinafter mentioned the above principal sum in lawful money of Canada on presentation and surrender of this Medium Term Note at any of the principal offices of Computershare Trust Company of Canada, in the cities of Calgary, Montreal, Toronto and Vancouver and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the interest rate above without adjustment for advance payment of interest, in like money, on the Interest Payment Date(s) above in each year and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same date(s).

ou à son ordre à la date d’échéance mentionnée ci-dessus conformément aux dispositions de la convention de fiducie mentionnée ci-après le capital susmentionné en monnaie légale du Canada sur présentation et remise du présent billet à moyen terme à l’un ou l’autre des principaux bureaux de Société de fiducie Computershare du Canada dans les villes de Calgary, Montréal, Toronto et Vancouver et, sous réserve des dispositions prévues ci-après, de payer l’intérêt sur le capital du présent billet à compter de la date des présentes ou à compter de la dernière date de paiement d’intérêt à laquelle l’intérêt a été payé ou rendu disponible pour être payé sur le présent billet, selon la dernière date, au taux d’intérêt susmentionné sans rajustement pour l’intérêt payé d’avance, en même monnaie, à la date ou aux dates de paiement d’intérêt susmentionnées chaque année et, si la société devait à tout moment faire défaut dans le paiement du capital ou de l’intérêt, de payer l’intérêt sur le montant en souffrance au même taux, en même monnaie et à la même ou aux mêmes dates.

Interest hereon shall be payable by cheque mailed to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Medium Term Note.

L’intérêt sur le présent billet sera payable par chèque expédié par la poste au détenteur inscrit du présent billet à moyen terme et, sous réserve des dispositions de la convention de fiducie, la mise à la poste de ce chèque acquittera et mettra fin à toute responsabilité de payer l’intérêt sur le présent billet jusqu’à concurrence de la somme qu’il représente (plus le montant de tout impôt retenu).

This Medium Term Note is one of the Debentures of the Corporation issued or issuable in one or more series under the provisions of a Trust Indenture made as of October 20, 1997, as amended (the “Indenture”) between the Corporation and Computershare Trust Company of Canada, as trustee (the “Trustee”). The Medium Term Notes, of which this is one, issued or issuable under the Indenture are unlimited as to aggregate principal amount. The aggregate principal amount of Debentures of other series which may be authorized under the Indenture is unlimited, but such Debentures may be issued only upon the terms and subject to the conditions provided in the Indenture. Reference is hereby made to the Indenture for a description of the

Le présent billet à moyen terme est l’une des débentures de la société émises ou émissibles en une ou plusieurs séries en vertu des dispositions d’une convention de fiducie intervenue le 20 octobre 1997, dans sa version modifiée (la « convention ») entre la société et Société de fiducie Computershare du Canada, en qualité de fiduciaire (le « fiduciaire »). Les billets à moyen terme, dont le présent billet à moyen terme fait partie, émis ou émissibles en vertu de la convention, sont d’un capital global illimité. Le capital global des débentures d’autres séries qui peuvent être autorisées aux termes de la convention est illimité, mais ces débentures ne peuvent être émises que selon les modalités et que sous réserve des conditions terms and conditions upon which the Debentures are or are to be issued and held and the rights of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Medium Term Note by acceptance hereof assents. Terms defined in the Indenture are used in this Medium Term Note with the same defined meanings.

[The Corporation’s payment obligations under this Medium Term Note are fully, unconditionally, irrevocably, absolutely [and jointly and severally] guaranteed by [Spectra Energy Partners, LP]/[ Enbridge Energy Partners, L.P.]/[both of Spectra Energy Partners, LP and Enbridge Energy Partners, L.P.] ([together,] the “Guarantor[s]”) pursuant to the terms of the fifth supplemental indenture dated as of June 20, 2019 among the Corporation, the Guarantor[s] and the Trustee. Each such guarantee will be a direct unsecured obligation of [each of] the Guarantor[s] and will rank equally and pari passu, except as to redemption and/or sinking fund provisions, with all other unsecured and unsubordinated indebtedness of the Guarantor[s].]

This Medium Term Note and all other Debentures issued under the Indenture rank pari passu, save only as to sinking fund, purchase fund, amortization fund or analogous provisions (if any) applicable to different series of Debentures, and are direct unsecured obligations of the Corporation.

prévues dans la convention. Il y a lieu de se reporter à la convention pour la description des conditions en vertu desquelles les débentures sont ou seront émises et détenues et des droits des détenteurs des débentures, de la société et du fiduciaire, conditions et droits qui sont tous au même effet que si les dispositions de la convention étaient énoncées aux présentes, et auxquelles dispositions le détenteur du présent billet à moyen terme consent par l’acceptation du présent billet. Les termes définis dans la convention ont le même sens lorsqu’ils sont utilisés dans le présent billet à moyen terme.

[Les obligations de paiement de la société aux termes du présent billet à moyen terme sont entièrement, inconditionnellement, irrévocablement [et solidairement] garanties par [Spectra Energy Partners, LP] / [Enbridge Energy Partners, L.P. ]/ [Spectra Energy Partners, LP et Enbridge Energy Partners, L.P.] (le « garant » [collectivement, les « garants »]) aux termes de la cinquième convention supplémentaire datée du 20 juin 2019 intervenue entre la société, le garant [les garants] et le fiduciaire. Chacune de ces garanties constituera une obligation directe non garantie du garant [de chacun des garants] et prendra rang égal, exception faite des dispositions de rachat et/ou de fonds d’amortissement, avec toutes les autres dettes non garanties et non subordonnées du garant [des garants].]

Le présent billet à moyen terme et toutes les autres débentures émises aux termes de la convention ont égalité de rang, sauf quant au fonds d’amortissement, au fonds d’achat ou à toute disposition analogue (le cas échéant) applicable aux différentes séries de débentures et sont des obligations non garanties directes de la société.

[This Medium Term Note is redeemable at the option of the Corporation upon such conditions as may be specified in the applicable notice of redemption (A) prior to [●], in whole at any time or in part from time to time, at a price equal to the greater of: (i) the Canada Yield Price on the business day next preceding the date on which notice of such redemption is given; and (ii) par, and (B) at any time on or after [●], in whole or in part, at a price equal to par, plus, in either case, accrued but unpaid interest, if any, up to but excluding the date fixed for redemption, where:

[Le présent billet à moyen terme est rachetable au gré de la société aux conditions pouvant être précisées dans l’avis de rachat applicable A) avant le [●], en totalité en tout temps ou en partie de temps à autre, à un prix correspondant au plus élevé des montants suivants, soit : i) le prix selon le rendement des obligations du Canada le jour ouvrable qui précède la date à laquelle l’avis de ce rachat est remis, soit ii) la valeur nominale, et B) en tout temps à compter du [●], en totalité ou en partie, à un prix correspondant à la valeur nominale majoré, dans chaque cas, de l’intérêt couru et impayé, le cas échéant, jusqu’à la date fixée pour le rachat, exclusivement, où:

“Canada Yield Price”, as at any date, means a price for this Medium Term Note, exclusive of accrued and unpaid interest, calculated to provide a yield to the remaining term to [Maturity Date] equal to the Government of Canada Yield on that date plus [●]%;

« Prix selon le rendement des obligations du Canada », à toute date, s’entend du prix du présent billet à moyen terme, à l’exclusion de l’intérêt couru et impayé, calculé pour donner un rendement à la durée restante jusqu’au [Date d’échéance] correspondant au rendement des obligations du Canada à cette date majoré de [●] %;

“Government of Canada Yield”, as at any date, means the arithmetic average (rounded to the nearest 1/100th of 1%) of the respective percentages determined by two Reference Dealers to be the yield to maturity, calculated at that date in accordance with generally accepted financial practice, which, assuming [semi-annual] compounding, would be carried by a non-callable Government of Canada bond denominated in Canadian currency, having a term to maturity equal to the remaining term to [Maturity Date] and issued on that date in Canada at 100% of its principal amount; and

“Reference Dealer” means:

« Rendement des obligations du Canada », à toute date, s’entend de la moyenne arithmétique (arrondie au centième de 1 % le plus près) des pourcentages respectifs déterminés par deux courtiers de référence comme étant le rendement jusqu’à l’échéance, calculé à cette date conformément aux pratiques financières généralement reconnues, qu’offrirait, en supposant un intérêt composé [semestriel], une obligation du gouvernement du Canada non remboursable libellée en dollars canadiens, comportant une durée jusqu’à l’échéance correspondant à la durée restante jusqu’au [Date d’échéance] et émise à cette date au Canada à 100 % de son capital; et

« Courtier de référence » s’entend de ce qui suit :

(a)
any investment dealer selected by the Corporation from among the ten members in good standing of the Canadian Investment Regulatory Organization who, at the time of selection, have the largest net free capital according to their most recent audited financial statements; or, failing such a dealer;

a) un courtier en valeurs choisi par la société parmi les dix membres en règle de l’Organisme canadien de réglementation des investissements qui, au moment du choix, ont le plus important capital liquide net conformément à leurs plus récents états financiers audités; ou à défaut d’un tel courtier

(b)
any nationally recognized Canadian investment dealer selected by the Corporation and, in the opinion of the Trustee, qualified to make the determination for which it was so selected;

b) tout courtier en valeurs mobilières canadien reconnu à l’échelle nationale choisi par la société et qui, de l’avis du fiduciaire, a la compétence pour prendre la décision pour laquelle il a été ainsi choisi provided, however, that such dealer shall have undertaken to the Corporation:

à la condition, toutefois, que ce courtier se soit engagé envers la société :

(x)
to determine, in accordance with the terms of this Medium Term Note, the Government of Canada Yield on the date specified by the Corporation;

(y)
to participate with the other Reference Dealer selected by the Corporation in calculating the Canada Yield Price on that date of this Medium Term Note per $[100] principal amount; and

(z)
to deliver on the same date to the Corporation and the Trustee a written report prepared and jointly signed with such other Reference Dealer setting forth the Government of Canada Yield so determined and the Canada Yield Price so calculated.]

[Notice of redemption of this Medium Term Note may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event on which such redemption is conditional.]

[L’avis de rachat du présent billet à moyen terme peut être assujetti à des conditions et, dans un tel cas, cet avis de rachat précise les détails et les modalités de quelque événement à l’égard duquel ce rachat est assujetti à des conditions.]

The Corporation may, when not in default under the Indenture, purchase this Medium Term Note in the market or by tender or private contract. Medium Term Notes purchased by the Corporation will be cancelled and will not be reissued.

La société peut, si elle n’est pas en défaut aux termes de la convention, acheter le présent billet à moyen terme sur le marché ou par offre d’achat ou par transaction privée. Les billets à moyen terme achetés par la société seront annulés et ne seront pas émis de nouveau.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner and with the effect provided in the Indenture.

Le capital du présent billet peut devenir ou être déclaré exigible et payable avant la date d’échéance stipulée dans les circonstances, de la façon et avec l’effet stipulés dans la convention.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified majority of Debentures outstanding (or specific series as the case may be).

La convention contient des dispositions visant à lier tous les détenteurs de débentures en cours aux termes de la convention (ou dans certains cas, de séries précises de débentures) par les résolutions adoptées aux assemblées de ces détenteurs tenues conformément à ces dispositions et par les documents écrits et signés par les détenteurs de la majorité précisée de débentures en cours (ou d’une série précise, selon le cas).

This Medium Term Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, at any one of the principal offices of the Trustee, in the cities of Calgary, Montreal, Toronto and Vancouver and in such other place or by such other registrar (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Medium Term Note shall be valid unless made on the register by the registered holder hereof or the holder’s executors, administrators or other legal representatives, or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this Medium Term Note for cancellation. Thereupon a new Medium Term Note or Medium Term Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

Le présent billet à moyen terme ne peut être transféré, conformément aux conditions établies dans la convention, que dans l’un ou l’autre des principaux bureaux du fiduciaire dans les villes de Calgary, Montréal, Toronto et Vancouver et en tout autre lieu ou par tout autre agent chargé de la tenue des registres (s’il y a lieu) que la société peut désigner avec l’approbation du fiduciaire. Aucun transfert du présent billet à moyen terme ne sera valable à moins d’avoir été effectué dans le registre par le détenteur inscrit du présent billet ou ses exécuteurs, administrateurs ou autres représentants légaux, ou un fondé de pouvoir dûment nommé par un document écrit dont la forme et la signature satisfont le fiduciaire ou l’autre agent chargé de la tenue des registres, et en conformité avec les exigences raisonnables que le fiduciaire ou l’autre agent chargé de la tenue des registres peut prescrire et sur remise du présent billet à moyen terme pour annulation. Dès lors, un nouveau billet à moyen terme ou de nouveaux billets à moyen terme du même capital global seront émis au cessionnaire en échange des présentes.

This Medium Term Note shall not become obligatory for any purpose until Authenticated by the Trustee for the time being under the Indenture.

Le présent billet à moyen terme n’imposera aucune obligation à toute fin jusqu’à ce qu’il soit autentifié par le fiduciaire du moment en vertu de la convention.

In Witness Whereof Enbridge Inc. has signed this Medium Term Note by its [●] as of the [●] day of [●], [●].

En foi de quoi, Enbridge Inc. a fait signer le présent billet à moyen terme par son [●] le [●].

Enbridge Inc.	Enbridge Inc.
by [●]	par [●]

Trustee’s Certificate

This is one of the Medium Term Notes referred to in the Indenture within mentioned.

Computershare Trust Company of Canada, Trustee

Attestation du fiduciaire

Le présent billet à moyen terme fait partie des billets à moyen terme dont il est fait mention dans la convention mentionnée aux présentes.

Société de fiducie Computershare du Canada, fiduciaire

by – Authorized Officer

Date of Certification: [●]

par – Signataire autorisé

Date de l’attestation: [●]